UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HD SUPPLY HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HD SUPPLY HOLDINGS, INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2020

On March 30, 2020, HD Supply Holdings, Inc. (“HD Supply”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its Annual Meeting of Stockholders to be held on May 19, 2020. On April 28, 2020, HD Supply issued a press release announcing that its Annual Meeting of Stockholders will now be held by solely by remote communication, in a virtual only format. The press release is being filed herewith as definitive additional material.

The press release should be read in conjunction with the Proxy Statement.

PRESS RELEASE

HD Supply to Host its Annual Meeting of Stockholders in Virtual Format

ATLANTA, April 28, 2020 (GLOBE NEWSWIRE) — HD Supply Holdings, Inc. (Nasdaq: HDS), one of the largest industrial distributors in North America, today announced that the location of its annual meeting has been changed to a virtual format only, due to the public health and safety concerns related to the coronavirus (COVID-19) pandemic and recommendations and orders from governmental authorities.

As previously announced, the annual meeting will be held on Tuesday, May 19, 2020 at 11:00 a.m., Eastern Daylight Time. Online access to the meeting will begin at 10:45 a.m. Eastern Daylight Time. Stockholders will not be able to attend the annual meeting in person.

Attending the Virtual Meeting

If you were a registered or restricted stockholder on the March 23, 2020 record date, you can attend the virtual meeting by accessing https://web.lumiagm.com/263190380, click “I have a login,” enter the control number found on the proxy card or notice of availability of proxy materials that you previously received, then enter the meeting password “HDSupply2020!”. If you have misplaced your 11-digit control number, please call American Stock Transfer and Trust Company LLC at (877) 773-6772. The meeting ID 263-190-380.

If your shares are held in “street name” through a broker, bank or other nominee, you must register in advance to attend the virtual meeting. To register, obtain a legal proxy from the bank, broker or other nominee that is the record holder of your shares and then submit the legal proxy, proof of your share ownership on the March 23, 2020 record date, and your name and email address to American Stock Transfer and Trust Company LLC to receive an 11-digit control number that may be used to access the virtual meeting site. Any control number that was previously provided with your proxy materials, likely a 16-digit number, will not provide access to the virtual meeting site. Requests for registration should be labeled as “Legal Proxy” and must be received no later than 5:00 p.m., Eastern Daylight Time, on May 11, 2020. Submit your registration request and supporting documentation by: (1) email to proxy@astfinancial.com; (2) facsimile to 718-765-8730, or (3) mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15 Avenue, Brooklyn, NY 11219. Obtaining a legal proxy may take several days and you are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from American Stock Transfer and Trust Company, please follow the steps set forth above for registered stockholders to attend the virtual meeting.

Asking Questions

Questions may be submitted online at the virtual meeting by typing your question into the “Ask a Question” field. Because the meeting will occur during a quiet period, only questions pertinent to the meeting matters will be answered during the meeting.

Voting Shares

If you have not voted your shares in advance of the virtual meeting, or if you wish to change your vote, you will be able to vote your shares electronically during the virtual meeting on the meeting center site. Whether or not you plan to attend the meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials for the meeting. If you have already voted, you do not need to vote again. The proxy card or notice of internet availability and proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the annual meeting.

Available Documents

The following documents will be available for inspection during the meeting by link on the virtual meeting site: (1) notice, proxy statement, and 2019 annual report on Form 10-K, (2) list of record date stockholders; (3) minutes of 2019 annual meeting of stockholders; and (4) affidavit of mailing. A list of record date stockholders will be accessible in electronic form for ten days before the meeting by contacting us at boardcommunications@hdsupply.com.

Questions / Technical Difficulties

If you encounter technical or logistical issues, including difficulty accessing the virtual meeting or need help voting your shares, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, at (877) 773-6772.

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in the maintenance, repair and operations and specialty construction sectors. Through approximately 270 branches and 44 distribution centers in the U.S. and Canada, the company’s approximately 11,500 associates provide localized, customer-tailored products, services and expertise.

Investor Contact:

Charlotte McLaughlin
HD Supply Investor Relations
770-852-9100

InvestorRelations@hdsupply.com

Media Contact:
Quiana Pinckney, APR
HD Supply Public Relations
770-852-9057
Quiana.Pinckney@hdsupply.com

Source: HD Supply Holdings, Inc.